UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

B&M Settlement Agreement

On March 28, 2023, Stronghold Digital Mining, Inc. (the “Company”) and its affiliate, Stronghold Digital Mining Holdings, LLC (“Holdings”), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Bruce - Merrilees Electric Co. (“B&M”). Pursuant to the Settlement Agreement, B&M eliminated an estimated $11.4 million outstanding payable in exchange for a (i) Promissory Note in the amount of $3,500,000 (the “Promissory Note”) and (ii) Stock Purchase Warrant for the right to purchase from the Company 3,000,000 shares of the Company’s Class A common stock at an exercise price of $0.0001 per share (the “Warrant"). Pursuant to the Settlement Agreement, B&M released ten 3000 kVA transformers to the Company and cancelled ninety transformers remaining under a pre-existing order with a third-party supplier. The terms of the Settlement Agreement also include a mutual release of all claims as of the date thereof and representations, warranties, and covenants customary for transactions of this type.

Pursuant to the Promissory Note, the first $500,000 of the principal amount shall be payable by Holdings in four equal monthly installments of $125,000 beginning on April 30, 2023, so long as (i) no Default or Event of Default has occurred or is occurring under the Credit Agreement and (ii) no PIK Option has been elected by the Company. The remaining principal balance of $3,000,000 shall be due upon demand by B&M at the earlier to occur of (i) 90 days following the Company’s payment in full of its current indebtedness to WhiteHawk Capital Partners L.P. (“WhiteHawk Capital”) or receipt of consent from WhiteHawk Capital or (ii) the later to occur of one day following the Final Maturity Date or Payment in Full of the Obligation. The principal amount under the Promissory Note bears interest at 7.5%. All capitalized words used but not defined herein have the meanings assigned in the Credit Agreement or the First Amendment, each as defined below.

Pursuant to the Warrant, the Company has agreed to enter into a registration rights agreement with B&M for the shares underlying the warrants by April 4, 2023. The Warrant is being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as a sale to accredited investors, and in reliance on similar exemptions under applicable state laws.

Subordination Agreement

Simultaneous with the entry into the Settlement Agreement, on March 28, 2023, the Company, Holdings and each of its subsidiaries entered into a Subordination Agreement with B&M and WhiteHawk Capital (the “Subordination Agreement”), pursuant to which all obligations, liabilities and indebtedness of every nature of the Company and each of its subsidiaries owed to B&M pursuant to the Settlement Agreement, Promissory Note and otherwise shall be subordinate and subject in right and time of payment to the prior payment of full of the Company's obligation to WhiteHawk (as defined below) pursuant to the Credit Agreement.

WhiteHawk Credit Agreement Second Amendment

As previously announced, on October 27, 2022, the Company entered into a secured credit agreement (the “Credit Agreement”) with WhiteHawk Finance LLC (“WhiteHawk”) to refinance the equipment financing agreement, dated June 30, 2021 by and between Stronghold Digital Mining Equipment, LLC (“Stronghold LLC”) and WhiteHawk (the “WhiteHawk Financing Agreement”), effectively terminating the WhiteHawk Financing Agreement. On February 6, 2023, the Company, Holdings, as borrower, their subsidiaries and WhiteHawk Capital, as collateral agent and administrative agent, and the other lenders thereto, entered into an amendment to the Credit Agreement (the “First Amendment”) in order to modify certain covenants, modify certain amortization payments and remove certain prepayment requirements contained therein.  Simultaneous with the entry into the Settlement Agreement and the Subordination Agreement, on March 28, 2023, the Company, Holdings, as borrower, their subsidiaries and WhiteHawk Capital, as collateral agent and administrative agent, and the other lenders thereto, entered into a second amendment to the Credit Agreement (the “Second Amendment”). Pursuant to the Second Amendment, among other items, the terms “Permitted Indebtedness”, “Subordinated Indebtedness” and “Material Contracts” under the Credit Agreement were amended to include and account for the Settlement Agreement, Promissory Note and Warrant, and the Company’s obligations thereunder.

The foregoing description of the Settlement Agreement, Promissory Note, Warrant, Subordination Agreement and Second Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, William Spence announced his retirement from the Company’s board of directors and his role as co-chairman of the Company. The Company and Mr. Spence are in discussions to enter into a consulting arrangement whereby Mr. Spence will provide certain services to the Company related to fly ash, carbon sequestration and fuel sources.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement and Mutual Release, dated as of March 28, 2023, by and among Stronghold Digital Mining, Inc., Stronghold Digital Mining Holdings, LLC and Bruce-Merrilees Electric Co.

10.2	Promissory Note, dated as of March 28, 2023 between Stronghold Digital Mining Holdings, LLC and Bruce-Merrilees Electric Co.

10.3	Stock Purchase Warrant, dated as of March 28, 2023 between Stronghold Digital Mining, Inc. and Bruce-Merrilees Electric Co.

10.4
Subordination Agreement, dated as of March 28, 2023 between WhiteHawk Capital Partners LP, Bruce-Merrilees Electric Co., Stronghold Digital Mining, Inc., Stronghold Digital Mining Holdings, LLC as Borrower, and each subsidiary of the Borrower listed therein.

10.5
Second Amendment to Credit Agreement, dated as of March 28, 2023, by and among Stronghold Digital Mining, Inc. as Holdings and a Guarantor, Stronghold Digital Mining Holdings, LLC as Borrower, each subsidiary of the Borrower listed as a Guarantor therein, WhiteHawk Finance LLC and/or its affiliates or designees and the other lenders from time-to-time party thereto as Lenders and WhiteHawk Capital Partners LP, as Collateral Agent and Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	STRONGHOLD DIGITAL MINING, INC

Date: April 3, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman